Exhibit 10.42.1

PORT OF DUTCH HARBOR

PREFERENTIAL USE AGREEMENT

Between City of Unalaska and CSX Lines of Alaska, LLC

Dated February 27, 2003

Amendment #2

The parties hereby agree to the following:

The name CSX Lines of Alaska, LLC, recognized in Amendment #1 of the Port of Dutch Harbor Preferential Use Agreement, replacing the name of Sea-Land Services, Inc., which is recognized in the preamble of the Port of Dutch Harbor Preferential Use Agreement, Dated October 2, 1990, shall now be known as HORIZON LINES OF ALASKA, LLC.

/s/ Chris Hladick	/s/ Mike Lynch
City of Unalaska Chris Hladick City Manager	Horizon Lines of Alaska, LLC Mike Lynch Terminal Manager

Dated 4/10/03	Dated 4-14-03

Attested to by:	Attested to by:

/s/ [ILLEGIBLE]	/s/ Heather M. Taylor